UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_________________________

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 16, 2016

GLEN BURNIE BANCORP

(Exact name of registrant as specified in its charter)

Maryland	0-24047	52-1782444
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

101 Crain Highway, S.E., Glen Burnie, Maryland 21061

(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (410) 766-3300

Inapplicable

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⁭☐⁭	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⁭☐⁭	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⁭☐⁭	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⁭☐⁭	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.	Entry into a Material Definitive Agreement.

The information required by this Item is described in Item 5.02 below.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously announced, on September 1, 2016, Glen Burnie Bancorp (the “Company”) announced that it has eliminated the position of Chief Operating Officer of Glen Burnie Bancorp (the “Company”) and of the Company’s wholly-owned subsidiary, The Bank of Glen Burnie (the “Bank”) terminated.

As part of Mr. Connelly’s separation from the Bank, Mr. Connelly and the Bank entered into a Confidential Severance Agreement and General Release (the “Severance Agreement”) effective September 16, 2016, pursuant to which Mr. Connelly would receive a severance payment of $182,456.56, equal to one year’s salary, subject to usual deductions, over the course of 12 months in accordance with the Bank’s customary payroll practices. The Severance Agreement also provides for the mutual release of all claims and contains other provisions typical for similar agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GLEN BURNIE BANCORP
(Registrant)

Date: September 19, 2016	By:	/s/ John D. Long
John D. Long Chief Executive Officer